Exhibit 99.1

Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact	Media Contact

Angie McCabe	Margita Thompson
818.676.8692	818.676.7912
angie.mccabe@healthnet.com	margita.thompson@healthnet.com

HEALTH NET REPORTS FOURTH QUARTER 2011

GAAP NET INCOME OF $60.2 MILLION, OR $0.71 PER DILUTED SHARE

WESTERN REGION OPERATIONS AND GOVERNMENT CONTRACTS SEGMENTS

PRODUCE COMBINED NET EARNINGS OF $0.90 PER DILUTED SHARE IN FOURTH QUARTER 2011

WESTERN REGION OPERATIONS AND GOVERNMENT CONTRACTS SEGMENTS

COMBINED 2011 PRETAX MARGIN EXPANDS 60 BASIS POINTS TO 3.8 PERCENT

COMPANY REPURCHASED 13.6 MILLION SHARES IN 2011

LOS ANGELES, February 3, 2012 – Health Net, Inc. (NYSE: HNT) today announced 2011 fourth quarter GAAP net income of $60.2 million, or $0.71 per diluted share, compared with GAAP net income of $80.4 million, or $0.83 per diluted share, for the fourth quarter of 2010.

The fourth quarter 2011 GAAP results include a $26.8 million pretax loss related to the run-out of the company’s remaining Northeast operations and $3.3 million in pretax expenses related to the company’s general and administrative (G&A) cost reduction efforts.

The company’s Western Region Operations (Western Region) and Government Contracts segments produced combined net earnings of $75.6 million, or $0.90 per diluted share, in the fourth quarter of 2011 compared with $77.6 million, or $0.80 per diluted share, in the fourth quarter of 2010.

For the full year 2011, Health Net reported GAAP net income of $72.1 million, or $0.80 per diluted share, compared with $204.2 million, or $2.06 per diluted share, for the full year 2010.

The company’s Western Region and Government Contracts segments produced combined net income of $278.4 million, or $3.09 per diluted share for the full year 2011, and net income of $258.4 million, or $2.60 per diluted share for the full year 2010.

“We are pleased with all we accomplished in 2011. The pretax margin in 2011 for the combined Western Region and Government Contracts segments increased to 3.8 percent, a 60 basis point improvement year-over-year. Our commercial strategy resulted in continued enrollment growth in tailored network products. In 2011, we also successfully transitioned to the new TRICARE contract and Medicaid membership rose,” said Jay Gellert, Health Net’s president and chief executive officer. “Our fourth quarter performance concluded a successful year for the company and positions us well going into 2012.

“We exceeded our annual goal for share repurchases in 2011. We repurchased 13.6 million shares of common stock for approximately $373.5 million. The 13.6 million shares represented more than 14 percent of the shares of common stock outstanding at the end of 2010. We believe that share repurchases currently represent the best use of our free cash flow,” Gellert added.

In the fourth quarter of 2011, Health Net repurchased approximately 2.7 million shares for approximately $70.7 million.

“With the momentum from our strong 2011 and our outlook for 2012, we are reiterating our 2012 guidance for GAAP earnings per diluted share of between $2.80 and $2.90 and, for our combined Western Region and Government Contracts segments of between $3.30 to $3.40,” Gellert noted.

CONSOLIDATED RESULTS

Health Net’s total revenues decreased 16.6 percent in the fourth quarter of 2011 to $2.8 billion from $3.4 billion in the fourth quarter of 2010, primarily as a result of a decline in the Government Contracts revenues to $194.6 million in the fourth quarter of 2011 compared with $822.4 million in the fourth quarter of 2010.

The revenue decline in Government Contracts is due to the T-3 TRICARE North contract that began on April 1, 2011. Unlike the prior TRICARE contract, the T-3 contract is a cost reimbursement plus fixed fee contract. Health Net now only records revenues and expenses associated with administrative services and related performance incentives and guarantees. These lower revenue and cost levels will continue over the term of the T-3 contract.

Health plan services premium revenues increased by 4.5 percent in the fourth quarter of 2011 to $2.6 billion compared with $2.5 billion in the fourth quarter of 2010. Health plan services expenses increased by 5.3 percent in the fourth quarter of 2011 to $2.2 billion compared with approximately $2.1 billion in the fourth quarter of 2010.

WESTERN REGION OPERATIONS SEGMENT

Health Plan Membership

Total health plan enrollment at December 31, 2011 was approximately 3.0 million members, or essentially flat, compared with 2.9 million members at December 31, 2010. Total enrollment in the company’s California health plan was approximately 2.3 million members at December 31, 2011 compared with 2.2 million members at December 31, 2010.

Western Region commercial enrollment at December 31, 2011 was 1.4 million members, a 1.2 percent decrease compared with enrollment at December 31, 2010.

“Membership in the company’s commercial tailored network products was approximately 428,000 at December 31, 2011, an increase of 35.1 percent from December 31, 2010. These popular products are designed to be cost-effective and meet customer needs for both affordability and robust benefits,” said Jim Woys, chief operating officer of Health Net.

Enrollment in the company’s Medicare Advantage plans in the Western Region at December 31, 2011 was 205,000 members, a decrease of 7.7 percent compared with December 31, 2010.

Membership in the company’s stand-alone Medicare Prescription Drug Plan (Medicare PDP) business was 382,000 at the end of the fourth quarter of 2011, a 10.5 percent decrease compared with the end of the fourth quarter of 2010.

On January 9, 2012, Health Net announced that it had entered into a definitive agreement to sell the Medicare PDP business to an affiliate of CVS Caremark Corporation. The transaction is expected to close in the second quarter of 2012, subject to the satisfaction or waiver of customary closing conditions, including regulatory approval.

Medicaid enrollment in California at December 31, 2011 was 1.0 million members, an increase of 108,000 members, or 12.0 percent, from December 31, 2010. The increase in the Medicaid membership was due to the company’s participation in California’s Seniors and Persons with Disabilities (SPD) program that began on June 1, 2011 and expansion into additional counties.

Revenues

Total revenues for the Western Region in the fourth quarter of 2011 were $2.6 billion compared with $2.5 billion in the fourth quarter of 2010.

Net investment income for the Western Region was $10.0 million in the fourth quarter of 2011 compared with $15.1 million in the fourth quarter of 2010 and approximately $15.2 million in the third quarter of 2011.

Health Plan Services Expenses

Health plan services expenses in the Western Region were $2.2 billion in the fourth quarter of 2011 compared with $2.1 billion in the fourth quarter of 2010.

Commercial Premium Yield and Health Care Cost Trends

In the Western Region, commercial premiums per member per month (PMPM) increased by 4.7 percent to $360 in the fourth quarter of 2011 compared with $344 in the fourth quarter of 2010.

Commercial health care costs PMPM in the Western Region increased by 3.9 percent to $306 in the fourth quarter of 2011 compared with $294 in the fourth quarter of 2010.

“The commercial gross margin PMPM in the Western Region increased 9.7 percent in the fourth quarter of 2011 compared with the fourth quarter of 2010.

“Since 2009, the full year commercial gross margin PMPM is up approximately 27 percent. This sustained performance is the result of our continued focus on pricing discipline as well as further growth in our tailored network products,” said Woys.

Medical Care Ratios (MCR)

The health plan services MCR in the Western Region was 85.2 percent in the fourth quarter of 2011 compared with 85.2 percent in the fourth quarter of 2010. The full year 2011 health plan services MCR was 86.4 percent compared with 86.6 percent for the full year 2010.

The Western Region commercial MCR was 84.8 percent in the fourth quarter of 2011 compared with 85.5 percent in the fourth quarter of 2010 and 84.8 percent in the third quarter of 2011. The full year 2011 commercial MCR was 85.3 percent compared with 86.1 percent for the full year 2010.

The Medicare Advantage (MA) MCR in the Western Region was 90.5 percent in the fourth quarter of 2011 compared with 89.4 percent in the fourth quarter of 2010. The full year 2011 MA MCR in the Western Region was 90.3 percent compared with 88.8 percent for the full year 2010.

“The higher MA MCR resulted from our inability to add new MA members in 2011 due to sanctions by the Centers for Medicare & Medicaid Services (CMS). The results of the 2012 annual enrollment period in the fourth quarter of 2011 indicate that MA enrollment growth will be strong this year,” Woys commented.

The company’s Medicare PDP MCR was 59.0 percent in the fourth quarter of 2011 compared with 53.1 percent in the fourth quarter of 2010. The full year 2011 Medicare PDP MCR was 84.1 percent compared with 77.2 percent for the full year 2010.

G&A Expense

G&A expense in the Western Region was $240.9 million in the fourth quarter of 2011 compared with $230.9 million in the fourth quarter of 2010. The G&A expense ratio was 9.2 percent in the fourth quarter of 2011 compared with 9.3 percent in the fourth quarter of 2010 and 8.9 percent in the third quarter of 2011.

GOVERNMENT CONTRACTS SEGMENT

As previously described, health care administrative services under the company’s T-3 TRICARE North contract began on April 1, 2011.

The company’s Government Contracts revenues were $194.6 million in the fourth quarter of 2011 and $822.4 million in the fourth quarter of 2010.

BALANCE SHEET

Cash and investments as of December 31, 2011 were approximately $1.8 billion compared with approximately $2.0 billion as of December 31, 2010.

Reserves for claims and other settlements as of December 31, 2011 were $912.1 million compared with $942.0 million as of December 31, 2010 and $873.0 million as of September 30, 2011.

Days claims payable (DCP) for the fourth quarter of 2011 was 37.9 days compared with 41.3 days in the fourth quarter of 2010 and 36.1 days in the third quarter of 2011.

On an adjusted1 basis, DCP in the fourth quarter of 2011 was 54.1 days compared with 57.3 days in the fourth quarter of 2010 and 51.7 days in the third quarter of 2011.

The company’s debt-to-total capital ratio was 26.2 percent as of December 31, 2011 compared with 19.0 percent as of December 31, 2010 and 27.4 percent as of September 30, 2011.

[1]	See “Disclosures Regarding Non-GAAP Financial Information” attached to this press release for a reconciliation of this information to the comparable GAAP financial measure.

CASH FLOW

Operating cash flow was negative $119.8 million in the fourth quarter of 2011 due to the timing of payments from CMS. The company received two monthly CMS payments in the fourth quarter of 2011 after having received four monthly payments in the third quarter of 2011. The company’s monthly payments from CMS averaged approximately $300 million in 2011.

“For 2011, operating cash flow was approximately $103.4 million, consistent with company expectations and approximately equal to net income plus depreciation and amortization. This amount includes the $136 million after tax effect from the AmCareco judgment that was paid in the second quarter of 2011.

“We expect full year 2012 operating cash flow to again be equal to our expectations for net income plus depreciation and amortization,” said Joseph Capezza, Health Net’s chief financial officer. “Cash at the parent at December 31, 2011 was approximately $88.0 million.”

NORTHEAST OPERATIONS SEGMENT

The administrative services agreements that the company entered into with UnitedHealthcare (United) and its affiliates on the closing date of the Northeast transaction terminated on July 1, 2011. Health Net will continue to administer run-out claims for the Northeast business pursuant to claims servicing agreements in place with United and its affiliates.

The company did not have any revenues associated with its Northeast Operations in the fourth quarter of 2011. Expenses associated with the company’s Northeast Operations in the fourth quarter of 2011 were approximately $26.8 million. These items are shown separately in the accompanying Segment Information table.

As expected, the company received an $80.0 million tangible net equity payment from United in the fourth quarter of 2011. This payment is recorded in “Cash Flows from Investing Activities” in the company’s financial statements.

“With this last payment from United and the anticipated run-out expenses in 2012, we expect the final value of the transaction to be approximately $525 million, consistent with our initial expectations,” Capezza added.

SHARE REPURCHASE UPDATE

In the fourth quarter of 2011, Health Net repurchased approximately 2.7 million shares of its common stock for $70.7 million at an average price of $26.63 per share. At December 31, 2011, approximately $76.3 million of authorization under the company’s existing $300 million share repurchase program remained.

2012 GUIDANCE

Following is a table with specific 2012 guidance metrics that do not include the potential impact of the proposed divestiture of the company’s Medicare PDP business. Health Net will provide more details regarding its 2012 expectations at its 2012 Investor Day, which is scheduled for February 16, 2012, in New York.

Metric	2012 Guidance

Year-end membership(a)	Commercial: -3% to -5% Medicaid: +3% to +5% Medicare Advantage: +8% to +10% Medicare PDP (stand-alone): +10% to +12% Total health plan membership: flat to +1%

Consolidated revenues(b)	~$11.5 billion to $12.0 billion

Commercial premium yields PMPM(a)	~ +4.3% to +4.8%

Commercial health care costs PMPM(a)	~40 to 60 basis points < premium yields PMPM

Selling cost ratio(a) G&A expense ratio(a)	~2.3% to 2.4% ~8.6% to 8.8%

Tax rate(b)	38.0% to 39.0%

Weighted-average fully diluted shares outstanding(c)	~82.0 million to 83.0 million

GAAP EPS(c) Combined Western Region Operations and Government Contracts EPS(c)	$2.80 to $2.90 $3.30 to $3.40

(a)	For the company’s Western Region Operations segment
(b)	For the combined Western Region Operations and Government Contracts segments
(c)	The company’s guidance does not include the impact of share repurchases other than those to counter dilution.

CONFERENCE CALL

As previously announced, Health Net will discuss the company’s fourth quarter and year-end 2011 results during a conference call on Friday, February 3, 2012, beginning at approximately 11:00 a.m. Eastern time. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

866.393.1637 (Domestic)	855.859.2056 (Replay – Domestic)
706.643.5711 (International)	404.537.3406 (Replay – International)

The access code for the live conference call and replay is 35863543. A replay of the conference call will be available through February 8, 2012. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, and other reports filed by the company from time to time with the Securities and Exchange Commission.

ABOUT HEALTH NET

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Its mission is to help people be healthy, secure and comfortable. Health Net provides and administers health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, Department of Defense, including TRICARE, and Veterans Affairs programs. Health Net’s behavioral health services subsidiary, Managed Health Network, Inc., provides behavioral health, substance abuse and employee assistance programs to approximately 5.0 million individuals, including Health Net’s own health plan members. Health Net’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit Health Net’s website at www.healthnet.com.

CAUTIONARY STATEMENTS

Health Net, Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other press releases, in presentations, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this press release, other than statements of historical information provided herein, including the guidance for future periods and the assumptions underlying such projections, may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, the guidance as to expected future period results and statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and regulation of health benefits and managed care operations, including the ultimate impact of the Affordable Care Act, which could materially adversely affect Health Net’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), or require changes to the ways in which Health Net does business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts and other risks and uncertainties affecting Health Net’s Medicare or Medicaid businesses; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; failure to effectively oversee our third party vendors; noncompliance by Health Net or Health Net’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; Health Net’s ability to complete proposed dispositions on a timely basis or at all; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Health Net’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC and the risks discussed in Health Net’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, Health Net undertakes no obligation to address or publicly update its guidance, the assessment of the underlying assumptions or any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

The financial information presented in this press release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the company’s Form 10-K for the year ended December 31, 2011.

Nine pages of tables follow.

# # #

Health Net, Inc.

Enrollment Data—By State

(In thousands)

	Dec 31, 2011	Sept 30, 2011	Dec 31, 2010	Change from
				September 30, 2011		December 31, 2010
				Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
California
Large Group	826	837	843	(11)	(1.3)%	(17)	(2.0)%
Small Group and Individual	308	318	348	(10)	(3.1)%	(40)	(11.5)%

Commercial Risk	1,134	1,155	1,191	(21)	(1.8)%	(57)	(4.8)%
Medicare Advantage	125	124	133	1	0.8%	(8)	(6.0)%
Medi-Cal	1,009	988	901	21	2.1%	108	12.0%

Total California	2,268	2,267	2,225	1	0.0%	43	1.9%

Arizona
Large Group	77	76	56	1	1.3%	21	37.5%
Small Group and Individual	63	61	41	2	3.3%	22	53.7%

Commercial Risk	140	137	97	3	2.2%	43	44.3%
Medicare Advantage	41	40	49	1	2.5%	(8)	(16.3)%

Total Arizona	181	177	146	4	2.3%	35	24.0%

Oregon
Large Group	50	50	51	0	0.0%	(1)	(2.0)%
Small Group and Individual	42	41	44	1	2.4%	(2)	(4.5)%

Commercial Risk	92	91	95	1	1.1%	(3)	(3.2)%
Medicare Advantage	39	39	40	0	0.0%	(1)	(2.5)%

Total Oregon	131	130	135	1	0.8%	(4)	(3.0)%

Total Health Plan Enrollment
Large Group	953	963	950	(10)	(1.0)%	3	0.3%
Small Group and Individual	413	420	433	(7)	(1.7)%	(20)	(4.6)%

Commercial Risk	1,366	1,383	1,383	(17)	(1.2)%	(17)	(1.2)%
Medicare Advantage	205	203	222	2	1.0%	(17)	(7.7)%
Medi-Cal/Medicaid	1,009	988	901	21	2.1%	108	12.0%
Medicare PDP (stand-alone)	382	381	427	1	0.3%	(45)	(10.5)%

Western Region Operations	2,962	2,955	2,933	7	0.2%	29	1.0%

Northeast Operations	0	0	7	0	0.0%	(7)	(100.0)%

	2,962	2,955	2,940	7	0.2%	22	0.7%

TRICARE—North Contract Eligibles	3,004	3,010	3,090	(6)	(0.2)%	(86)	(2.8)%

Health Net, Inc.

Enrollment Data—Line of Business

(In thousands)

				Change from
				September 30, 2011		December 31, 2010
	Dec 31, 2011	Sept 30, 2011	Dec 31, 2010	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
Large Group
California	826	837	843	(11)	(1.3)%	(17)	(2.0)%
Arizona	77	76	56	1	1.3%	21	37.5%
Oregon	50	50	51	0	0.0%	(1)	(2.0)%

	953	963	950	(10)	(1.0)%	3	0.3%

Small Group and Individual
California	308	318	348	(10)	(3.1)%	(40)	(11.5)%
Arizona	63	61	41	2	3.3%	22	53.7%
Oregon	42	41	44	1	2.4%	(2)	(4.5)%

	413	420	433	(7)	(1.7)%	(20)	(4.6)%

Commercial Risk
California	1,134	1,155	1,191	(21)	(1.8)%	(57)	(4.8)%
Arizona	140	137	97	3	2.2%	43	44.3%
Oregon	92	91	95	1	1.1%	(3)	(3.2)%

	1,366	1,383	1,383	(17)	(1.2)%	(17)	(1.2)%

Medicare Advantage
California	125	124	133	1	0.8%	(8)	(6.0)%
Arizona	41	40	49	1	2.5%	(8)	(16.3)%
Oregon	39	39	40	0	0.0%	(1)	(2.5)%

	205	203	222	2	1.0%	(17)	(7.7)%
Medi-Cal/Medicaid
California	1,009	988	901	21	2.1%	108	12.0%

Total Health Plan Enrollment
Large Group	953	963	950	(10)	(1.0)%	3	0.3%
Small Group and Individual	413	420	433	(7)	(1.7)%	(20)	(4.6)%

Commercial Risk	1,366	1,383	1,383	(17)	(1.2)%	(17)	(1.2)%
Medicare Advantage	205	203	222	2	1.0%	(17)	(7.7)%
Medi-Cal/Medicaid	1,009	988	901	21	2.1%	108	12.0%
Medicare PDP (stand-alone)	382	381	427	1	0.3%	(45)	(10.5)%

Western Region Operations	2,962	2,955	2,933	7	0.2%	29	1.0%

Northeast Operations	0	0	7	0	0.0%	(7)	(100.0)%

	2,962	2,955	2,940	7	0.2%	22	0.7%

TRICARE—North Contract Eligibles	3,004	3,010	3,090	(6)	(0.2)%	(86)	(2.8)%

Health Net, Inc.

Consolidated Statements of Operations

($ in thousands, except per share data)

	Quarter Ended December 31, 2011	Quarter Ended September 30, 2011	Quarter Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
REVENUES:
Health plan services premiums	$2,602,790	$2,582,385	$2,491,124	$10,364,278	$9,996,888
Government contracts	194,632	175,845	822,388	1,416,619	3,344,483
Net investment income	10,047	15,188	15,226	74,161	71,181
Administrative services fees and other income	4,553	2,174	4,953	11,532	21,133
Northeast administrative services fees and other	—	10,976	39,643	34,446	186,167

Total revenues	2,812,022	2,786,568	3,373,334	11,901,036	13,619,852

EXPENSES:
Health plan services	2,211,266	2,223,471	2,099,969	8,948,349	8,609,117
Government contracts	157,020	127,884	770,487	1,237,884	3,168,160
General and administrative	249,163	233,632	245,861	1,128,185	956,264
Selling	61,827	58,110	64,333	238,199	238,759
Depreciation and amortization	7,274	7,154	9,012	32,209	34,800
Interest	8,507	7,783	8,085	32,148	34,880
Northeast administrative and claims services expenses	26,756	29,043	63,727	145,879	279,434
Adjustment to loss on sale of Northeast subsidiaries	7	315	(12,331)	(40,815)	(41,959)
Asset impairments					6,000
Early debt extinguishment					3,532

Total expenses	2,721,820	2,687,392	3,249,143	11,722,038	13,288,987

Income from operations before income taxes	90,202	99,176	124,191	178,998	330,865
Income tax provision	29,999	37,364	43,787	106,878	126,622

Net income	$60,203	$61,812	$80,404	$72,120	$204,243

Basic earnings per share	$0.73	$0.71	$0.84	$0.81	$2.08

Diluted earnings per share	$0.71	$0.70	$0.83	$0.80	$2.06

Weighted average shares outstanding:
Basic	82,721	87,675	95,697	88,524	98,232
Diluted	84,247	88,874	96,885	89,970	99,232

Health Net, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except ratio data)

	December 31, 2011	September 30, 2011	December 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$230,253	$376,336	$350,138
Investments—available for sale	1,557,997	1,656,895	1,663,218
Premiums receivable, net	251,911	276,995	298,892
Amounts receivable under government contracts	234,740	206,113	266,456
Incurred but not reported (IBNR) health care costs receivable
under TRICARE North contract			284,247
Other receivables	225,004	169,438	136,323
Deferred taxes	46,659	54,850	45,769
Other assets	117,876	212,747	182,252

Total current assets	2,664,440	2,953,374	3,227,295
Property and equipment, net	145,302	125,833	123,137
Goodwill, net	605,886	605,886	605,886
Other intangible assets, net	20,699	21,556	24,217
Deferred taxes	49,685	51,277	50,648
Investments—available for sale— noncurrent	2,147	2,614	8,756
Other noncurrent assets	119,510	111,238	91,754

Total Assets	$3,607,669	$3,871,778	$4,131,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Reserves for claims and other settlements	$912,126	$873,037	$942,024
Health care and other costs payable under government contracts	88,440	47,546	113,865
IBNR health care costs payable under TRICARE North contract			284,247
Unearned premiums	176,733	442,164	158,493
Accounts payable and other liabilities	240,281	308,961	402,024

Total current liabilities	1,417,580	1,671,708	1,900,653
Senior notes payable	398,890	398,839	398,685
Borrowings under revolving credit facility	112,500	145,000	—
Other noncurrent liabilities	235,553	217,827	137,939

Total Liabilities	2,164,523	2,433,374	2,437,277

Stockholders’ Equity
Common stock	147	147	145
Additional paid-in capital	1,278,037	1,270,968	1,221,301
Treasury common stock, at cost	(2,023,129)	(1,952,068)	(1,626,856)
Retained earnings	2,171,459	2,111,256	2,099,339
Accumulated other comprehensive income	16,632	8,101	487

Total Stockholders’ Equity	1,443,146	1,438,404	1,694,416

Total Liabilities and Stockholders’ Equity	$3,607,669	$3,871,778	$4,131,693

Debt-to-Total Capital Ratio	26.2%	27.4%	19.0%

Health Net, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Quarter Ended December 31, 2011	Quarter Ended September 30, 2011	Quarter Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60,203	$61,812	$80,404	$72,120	$204,243
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization and depreciation	7,274	7,154	9,012	32,209	34,800
Share-based compensation expense	6,257	6,050	5,135	27,602	33,112
Deferred income taxes	22,171	(51,206)	38,661	7,771	37,164
Excess tax benefits from share-based compensation	(70)	(2)	(98)	(1,349)	(571)
Adjustment to loss on sale of business	7	315	(12,331)	(40,815)	(41,959)
Asset impairment					6,000
Net realized (gain) on sale on investments	(709)	(5,369)	(4,396)	(33,029)	(23,019)
Other changes	10,675	4,029	(5,091)	21,485	(21,413)
Changes in assets and liabilities:
Premiums receivable and unearned premiums	(240,347)	353,123	113,529	65,221	12,548
Other current assets, receivables and noncurrent assets	16,437	(22,535)	32,798	(54,031)	27,590
Amounts receivable/payable under government contracts	6,301	89,741	1,781	32,754	27,404
Reserves for claims and other settlements	39,089	(27,687)	37,647	(29,898)	(9,631)
Accounts payable and other liabilities	(47,105)	105,283	(9,528)	3,340	21,770

Net cash (used in) provided by operating activities	(119,817)	520,708	287,523	103,380	308,038

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	128,299	434,236	210,533	1,760,336	1,118,957
Maturities of investments	40,941	30,299	43,224	189,137	199,425
Purchases of investments	(71,782)	(532,032)	(543,696)	(1,814,431)	(1,582,851)
Proceeds from sale of property and equipment					19
Purchases of property and equipment	(32,124)	(11,124)	(9,793)	(64,260)	(34,791)
Purchase price adjustment on sale of Northeast Health Plans	80,000	41,065	80,000	162,101	76,126
Sales and purchases of restricted investments and other	(1,009)	2,620	15,491	(10,656)	22,522

Net cash provided by (used in) investing activities	144,325	(34,936)	(204,241)	222,227	(200,593)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and employee stock purchases	1,047	513	2,030	13,356	3,644
Repurchases of common stock	(76,410)	(123,551)	(54,528)	(389,850)	(236,847)
Excess tax benefits from share-based compensation	70	2	98	1,349	571
Borrowings under financing arrangements	281,000	230,000	—	978,500	100,000
Repayment of borrowings under financing arrangements	(319,712)	(270,000)	(100,000)	(872,212)	(316,771)
Net (decrease) increase in checks outstanding, net of deposits	(5,901)	(31,960)	45,909	(46,718)	45,909
Customer funds administered	(50,685)	(80,943)	(72,954)	(129,917)	(36,616)

Net cash (used in) financing activities	(170,591)	(275,939)	(179,445)	(445,492)	(440,110)

Net (decrease) increase in cash and cash equivalents	(146,083)	209,833	(96,163)	(119,885)	(332,665)
Cash and cash equivalents, beginning of period	376,336	166,503	446,301	350,138	682,803

Cash and cash equivalents, end of period	$230,253	$376,336	$350,138	$230,253	$350,138

Health Net, Inc.

SEGMENT INFORMATION (page 1)

($ in thousands, except per share and PMPM data)

The following table presents Health Net’s operating segment information.

	Quarter Ended December 31, 2011					Quarter Ended September 30, 2011					Quarter Ended December 31, 2010
	Western Region Opera- tions[1]	Govern- ment Contracts[7]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5,6]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[7]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5,6]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5,6]	Consoli- dated
Health plan services premiums	$2,602,790				$2,602,790	$2,582,372		$13		$2,582,385	$2,481,121		$10,003		$2,491,124
Government contracts		194,632			194,632		175,845			175,845		822,388			822,388
Net investment income	10,047				10,047	15,188				15,188	15,138		88		15,226
Administrative services fees and other income	4,553				4,553	2,174				2,174	4,953		—		4,953
Northeast administrative services fees and other			0		—			10,976		10,976	—		39,643		39,643

Total revenues	2,617,390	194,632	—	—	2,812,022	2,599,734	175,845	10,989	—	2,786,568	2,501,212	822,388	49,734	—	3,373,334
Health plan services	2,217,616		(25)	(6,325)	2,211,266	2,223,430		213	(172)	2,223,471	2,115,099		9,746	(24,876)	2,099,969
Government contracts		155,580		1,440	157,020		127,707		177	127,884		770,321		166	770,487
G&A excluding insurance, taxes and fees	220,110		(450)	8,231	227,891	209,463		(429)	4,563	213,597	211,894		1,576	13,015	226,485
Insurance, taxes and fees	20,815		457	—	21,272	19,618		417	—	20,035	19,003		373	—	19,376

G&A including insurance, taxes and fees	240,925		7	8,231	249,163	229,081		(12)	4,563	233,632	230,897		1,949	13,015	245,861
Selling	61,821		6		61,827	58,085		25		58,110	63,866		467		64,333
Depreciation and amortization	7,274				7,274	7,154				7,154	8,980		32		9,012
Interest	8,507				8,507	7,783				7,783	8,085		—		8,085
Early debt extinguishment				—	—					—					—
Asset impairments				—	—					—			—		—
Northeast administrative and claims services expenses		26,756		26,756			29,043		29,043			63,727		63,727
Adjustment to loss on sale of Northeast health plans			7		7			315		315			(12,331)		(12,331)

Total expenses	2,536,143	155,580	26,751	3,346	2,721,820	2,525,533	127,707	29,584	4,568	2,687,392	2,426,927	770,321	63,590	(11,695)	3,249,143

Income (loss) from operations before income taxes	81,247	39,052	(26,751)	(3,346)	90,202	74,201	48,138	(18,595)	(4,568)	99,176	74,285	52,067	(13,856)	11,695	124,191
Income tax provision (benefit)	28,819	15,853	(11,968)	(2,705)	29,999	27,004	19,509	(7,236)	(1,913)	37,364	27,389	21,320	(9,830)	4,908	43,787

Net income (loss)	$52,428	$23,199	$(14,783)	$(641)	$60,203	$47,197	$28,629	$(11,359)	$(2,655)	$61,812	$46,896	$30,747	$(4,026)	$6,787	$80,404

Basic earnings (loss) per share	$0.63	$0.28	$(0.18)	$(0.01)	$0.73	$0.54	$0.33	$(0.13)	$(0.03)	$0.71	$0.49	$0.32	$(0.04)	$0.07	$0.84
Diluted earnings (loss) per share	$0.62	$0.28	$(0.18)	$(0.01)	$0.71	$0.53	$0.32	$(0.13)	$(0.03)	$0.70	$0.48	$0.32	$(0.04)	$0.07	$0.83
Basic weighted average shares outstanding	82,721	82,721	82,721	82,721	82,721	87,675	87,675	87,675	87,675	87,675	95,697	95,697	95,697	95,697	95,697
Diluted weighted average shares outstanding	84,247	84,247	82,721	82,721	84,247	88,874	88,874	87,675	87,675	88,874	96,885	96,885	95,697	96,885	96,885
Pretax margin	3.1%					2.9%					3.0%
Commercial premium yield	4.7%					5.1%					6.8%
Commercial premium PMPM	$360.12					$359.96					$343.85
Commercial health care cost trend	3.9%					3.2%					5.7%
Commercial health care cost PMPM	$305.52					$305.08					$294.08
Commercial MCR	84.8%					84.8%					85.5%
Medicare Advantage MCR	90.5%					90.7%					89.4%
Medicare PDP (stand-alone) MCR	59.0%					78.4%					53.1%
Medicaid MCR	85.5%					86.0%					87.4%
Health plan services MCR	85.2%					86.1%					85.2%
G&A expense ratio	9.2%					8.9%					9.3%
Selling costs ratio	2.4%					2.2%					2.6%

1	Includes the operations of the company’s commercial, Medicare and Medicaid health plans in California, Arizona, Oregon and Washington, as well as the operations of the company’s health and life insurance companies, primarily in Arizona, California, Oregon and Washington, and the operations of the company’s behavioral health and pharmaceutical services subsidiaries in several states including California, Arizona and Oregon.

2	Includes the operations of government-sponsored managed care plans through the TRICARE program and other health care-related Department of Defense and Veterans Affairs government contracts.

3	Includes the operations of the company’s businesses that provided administrative services through June 30, 2011 pursuant to administrative services agreements (ASA) entered into with UnitedHealthcare (United) and its affiliates, as well as the operations of the company’s health and life insurance companies in Connecticut, New Jersey and New York. The ASA terminated on July 1, 2011, and the company began performing under the claims servicing agreements (CSA) with United and its affiliates. On and after July 1, 2011, includes the operations of the company’s businesses that provide claims run-out services pursuant to the CSA.

4	Includes a litigation reserve true-up related to a previous accrual for a class action lawsuit.

5	Includes expenses primarily related to litigation.

6	Includes costs related to the company’s G&A cost reduction efforts and/or operations strategy.

7	Includes administrative services provided under the new T-3 Managed Care Support Contract for the TRICARE North Region and other health care-related Department of Defense and Veterans Affairs government contracts. Also includes amounts related to the operations of government-sponsored managed care plans through our prior TRICARE contract and amounts related to the completion of the prior TRICARE contract.

Health Net, Inc.

SEGMENT INFORMATION (page 2)

($ in thousands, except per share and PMPM data)

The following table presents Health Net’s operating segment information.

	Year Ended December 31, 2011					Year Ended December 31, 2010
	Western Region Operations[1]	Government Contracts[7]	Northeast Operations[3]	Corporate/ Other[4,5,6]	Consolidated	Western Region Operations[1]	Government Contracts[2]	Northeast Operations[3]	Corporate/ Other[4,5,6]	Consolidated
Health plan services premiums	$10,361,934		$2,344		$10,364,278	$9,925,738		$71,150		$9,996,888
Government contracts		1,416,619			1,416,619		3,344,483			3,344,483
Net investment income	74,092		69		74,161	70,279		902		71,181
Administrative services fees and other income	11,532				11,532	26,547		46	(5,460)	21,133
Northeast administrative services fees and other			34,446		34,446			186,167		186,167

Total revenues	10,447,558	1,416,619	36,859	—	11,901,036	10,022,564	3,344,483	258,265	(5,460)	13,619,852
Health plan services	8,954,218		930	(6,799)	8,948,349	8,591,161		64,465	(46,509)	8,609,117
Government contracts		1,231,388		6,496	1,237,884		3,165,747		2,413	3,168,160
G&A excluding insurance, taxes and fees	842,966		559	199,732	1,043,257	807,450		14,886	58,840	881,176
Insurance, taxes and fees	83,773		1,155		84,928	74,309		779	—	75,088

G&A including insurance, taxes and fees	926,739		1,714	199,732	1,128,185	881,759		15,665	58,840	956,264
Selling	237,997		202		238,199	235,608		3,151		238,759
Depreciation and amortization	32,197		12		32,209	34,634		166		34,800
Interest	31,963		185		32,148	34,880		—		34,880
Early debt extinguishment					—				3,532	3,532
Asset impairments					—			6,000		6,000
Northeast administrative and claims services expenses			145,879		145,879			279,434		279,434
Adjustment to loss on sale of Northeast health plans			(40,815)		(40,815)			(41,959)		(41,959)

Total expenses	10,183,114	1,231,388	108,107	199,429	11,722,038	9,778,042	3,165,747	326,922	18,276	13,288,987

Income (loss) from operations before income taxes	264,444	185,231	(71,248)	(199,429)	178,998	244,522	178,736	(68,657)	(23,736)	330,865
Income tax provision (benefit)	96,169	75,092	(34,444)	(29,939)	106,878	91,709	73,197	(29,256)	(9,028)	126,622

Net income (loss)	$168,275	$110,139	$(36,804)	$(169,490)	$72,120	$152,813	$105,539	$(39,401)	$(14,708)	$204,243

Basic earnings (loss) per share	$1.90	$1.24	$(0.42)	$(1.91)	$0.81	$1.56	$1.07	$(0.40)	$(0.15)	$2.08
Diluted earnings (loss) per share	$1.87	$1.22	$(0.42)	$(1.91)	$0.80	$1.54	$1.06	$(0.40)	$(0.15)	$2.06
Basic weighted average shares outstanding	88,524	88,524	88,524	88,524	88,524	98,232	98,232	98,232	98,232	98,232
Diluted weighted average shares outstanding	89,970	89,970	88,524	88,524	89,970	99,232	99,232	98,232	98,232	99,232
Pretax margin	2.5%					2.4%
Commercial premium yield	5.1%					7.9%
Commercial premium PMPM	$358.04					$340.81
Commercial health care cost trend	4.0%					7.1%
Commercial health care cost PMPM	$305.27					$293.51
Commercial MCR	85.3%					86.1%
Medicare Advantage MCR	90.3%					88.8%
Medicare PDP (stand-alone) MCR	84.1%					77.2%
Medicaid MCR	85.5%					87.7%
Health plan services MCR	86.4%					86.6%
G&A expense ratio	8.9%					8.9%
Selling costs ratio	2.3%					2.4%

1	Includes the operations of the company’s commercial, Medicare and Medicaid health plans in California, Arizona, Oregon and Washington, as well as the operations of the company’s health and life insurance companies, primarily in Arizona, California, Oregon and Washington, and the operations of the company’s behavioral health and pharmaceutical services subsidiaries in several states including California, Arizona and Oregon.

2	Includes the operations of government-sponsored managed care plans through the TRICARE program and other health care-related Department of Defense and Veterans Affairs government contracts.

3	Includes the operations of the company’s businesses that provided administrative services through June 30, 2011 pursuant to administrative services agreements (ASA) entered into with UnitedHealthcare (United) and its affiliates, as well as the operations of the company’s health and life insurance companies in Connecticut, New Jersey and New York. The ASA terminated on July 1, 2011, and the company began performing under the claims servicing agreements (CSA) with United and its affiliates. On and after July 1, 2011, includes the operations of the company’s businesses that provide claims run-out services pursuant to the CSA.

4	Includes a litigation reserve true-up related to a previous accrual for a class action lawsuit.

5	Includes expenses primarily related to litigation.

6	Includes costs related to the company’s G&A cost reduction efforts and/or operations strategy.

7	Includes administrative services provided under the new T-3 Managed Care Support Contract for the TRICARE North Region and other health care-related Department of Defense and Veterans Affairs government contracts. Also includes amounts related to the operations of government-sponsored managed care plans through our prior TRICARE contract and amounts related to the completion of the prior TRICARE contract.

Health Net, Inc.

Disclosures Regarding Non-GAAP Financial Information

($ in millions)

Set forth below is a reconciliation of adjusted days claims payable (DCP), a non-GAAP financial measure, to the comparable GAAP financial measure, DCP. DCP is calculated by dividing the amount of reserve for claims and other settlements (claims reserve) by health plan services cost (health plan costs) during the quarter and multiplying that amount by the number of days in the quarter. In this press release, management presents an adjusted DCP metric which subtracts capitation, provider and other claims settlements and Medicare Advantage-Prescription Drug (MAPD) and stand-alone Prescription Drug Plans (PDP) payables/costs from the claims reserve and health plan costs.

Management believes that adjusted DCP provides useful information to investors because the adjusted DCP calculation excludes from both claims reserve and health plan costs amounts related to health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted DCP may present a more accurate reflection of DCP calculated from claims-based reserves than does GAAP DCP, which includes such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP.

You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the adjusted amounts, you should be aware that we have incurred expenses that are the same as or similar to some of the adjustments in the current presentation and we may incur them again in the future.

Our presentation of the adjusted amounts should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of Days Claims Payable:		Q4 2011	Q3 2011	Q4 2010	FY 2011	FY 2010

(1)	Reserve for Claims and Other Settlements	$912.1	$873.0	$942.0	$912.1	$942.0
	Less: Capitation, Provider and Other Claim Settlements, and MAPD and PDP Payables	(90.7)	(92.2)	(108.7)	(90.7)	(108.7)

(2)	Reserve for Claims and Other Settlements - Adjusted	$821.4	$780.8	$833.3	$821.4	$833.3

(3)	Health Plan Services Cost	$2,211.3	$2,223.5	$2,100.0	$8,948.3	$8,609.1
	Less: Capitation, Provider and Other Claim Settlements, and MAPD and PDP Costs	(815.3)	(833.7)	(762.6)	(3,450.2)	(3,291.1)

(4)	Health Plan Services Cost - Adjusted	$1,396.0	$1,389.8	$1,337.4	$5,498.1	$5,318.0

(5)	Number of Days in Period	92	92	92	365	365

= (1) / (3) * (5) Days Claims Payable - (using end of period reserve amount)		37.9	36.1	41.3	37.2	39.9
= (2) / (4) * (5) Days Claims payable - Adjusted (using end of period reserve amount)		54.1	51.7	57.3	54.5	57.2

Health Net, Inc.

Reconciliation of Reserves for Claims and Other Settlements

($ in millions)

	Health Plan Services
	FY 2011	FY 2010	FY 2009
Reserve for claims (a), beginning of period	$727.5	$692.2	$957.1

Incurred claims related to:
Current Year	4,733.0	4,644.2	6,422.8
Prior Years (c)	(96.5)	(70.0)	(80.0)

Total Incurred (b)	4,636.5	4,574.2	6,342.8

Paid claims related to:
Current Year	4,024.4	3,929.3	5,572.2
Prior Years	618.8	609.6	857.8

Total Paid (b)	4,643.2	4,538.9	6,430.0
Less: Divested businesses	—	—	(177.7)

Reserve for claims (a), end of period	720.8	727.5	692.2
Add:
Claims Payable (d)	111.0	123.6	165.6
Other (e)	80.3	90.9	93.9

Reserves for claims and other settlements, end of period	$912.1	$942.0	$951.7

(a)	Consists of incurred but not reported claims and received but unprocessed claims and reserves for loss adjustment expenses.
(b)	Includes medical claims only. Capitation, pharmacy and other payments including provider settlements are not included.
(c)	This line represents the change in reserves attributable to the difference between the original estimate of incurred claims for prior years and the revised estimate. In developing the revised estimate, there have been no changes in the approach used to determine the key actuarial assumptions, which are the completion factor and medical cost trend. Claims liabilities are estimated under actuarial standards of practice and generally accepted accounting principles. The majority of the reserve balance held at each period-end is associated with the most recent months’ incurred services because these are the services for which the fewest claims have been paid. The majority of the adjustments to reserves relate to variables and uncertainties associated with actuarial assumptions. The degree of uncertainty in the estimates of incurred claims is greater for the most recent months’ incurred services. Revised estimates for prior years are determined in each quarter based on the most recent updates of paid claims for prior years.
(d)	Includes amount accrued for litigation and regulatory-related expenses.
(e)	Includes accrued capitation, shared risk settlements, provider incentives and other reserve items.